Consent of Independent Registered Public Accounting Firm

     We have issued our report dated August 19, 2005 accompanying the financial statements of Van Kampen Focus Portfolios, Municipal Series 445 as of June 30, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP



New York, New York
October 24, 2005